As filed with the Securities and Exchange Commission on June 26, 1998
                                                    Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ---------------

                               CATALYTICA, INC.
            (Exact name of Registrant as specified in its charter)


        DELAWARE                                       94-2262240
        --------                                       ----------
(State of incorporation)                   (I.R.S. Employer Identification No.)

                              430 FERGUSON DRIVE
                        MOUNTAIN VIEW, CALIFORNIA 94043
             (Address of principal executive offices and Zip code)

                               ---------------

                      1992 STOCK OPTION PLAN, AS AMENDED
                 1992 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                           (Full title of the plan)

                                ---------------

                              LAWRENCE W. BRISCOE
                            CHIEF FINANCIAL OFFICER
                               CATALYTICA, INC.
                              430 FERGUSON DRIVE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                (650) 960-3000
(Name, address, and telephone number, including area code, of agent for service)

                               ---------------

                                  Copies to:
                             BARRY E. TAYLOR, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                           PALO ALTO, CA 94304-1050
                                (650) 493-9300

 =============================================================================================================
                                         CALCULATION OF REGISTRATION FEE
 =============================================================================================================

                                                                PROPOSED           PROPOSED
                                                                 MAXIMUM            MAXIMUM        AMOUNT OF
TITLE OF SECURITIES                         AMOUNT TO BE     OFFERING PRICE        AGGREGATE      REGISTRATION
TO BE REGISTERED                             REGISTERED         PER SHARE       OFFERING PRICE        FEE
---------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value

   - 1992 Stock Option Plan               2,000,000 shares         $17.00(1)     $34,000,000(1)       $10,030

   - 1992 Employee Stock Purchase Plan    1,500,000 shares         $14.45(2)     $21,675,000(2)       $ 6,395

      TOTAL                               3,500,000 SHARES                       $55,675,000          $16,425
==============================================================================================================

(1) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The estimated exercise price of $17.00 per share as to the 2,000,000 unregistered shares subject to future issuance under the 1992 Stock Option plan is based on the closing price of a share of Catalytica, Inc.'s Common Stock as reported in the Nasdaq National Market on June 23, 1998 (the "MARKET PRICE").
(2) The exercise price of $14.45 per share represents the estimated exercise price of the 1,500,000 unregistered shares subject to future issuance under the 1992 Employee Stock Purchase Plan, which is 85% of the Market Price. Pursuant to Section 2(m) of the 1992 Employee Stock Purchase Plan (Exhibit 4.6), shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or on the Exercise Date.

                                CATALYTICA, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission (the "COMMISSION") by Catalytica, Inc. (the "COMPANY") are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, which became effective on February 8, 1993 and was subsequently amended on November 19, 1996 and on July 29, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "SECURITIES ACT"), as amended. The Company has included in its Certificate of Incorporation a provision that to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. In addition, the Company's Bylaws provide that the Company is required to indemnify its officers and directors to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, and that the Company is required to advance expenses to its officers and directors as incurred. Further, the Company intends to enter into indemnification agreements with its officers and directors, providing such individuals indemnification to the maximum extent permitted by the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the foregoing Bylaw provision or any Indemnification Agreement, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

        Exhibit
        Number                          Description
        --------        --------------------------------------------------------
        4.1(A)+         Agreement of Shareholders Amending Registration Rights
                        and Right of First Refusal.
        4.1(B)+         Amended and Restated Registration Rights Agreement dated
                        September 27, 1988.
        4.1(C)+         Amendment No. 1 to Amended and Restated Registration
                        Rights Agreement.
        4.1(D)+         Form of Amended and Restated Rights Agreement.
        4.2+            Specimen of Common Stock Certificate.
        4.3++           Preferred Shares Rights Agreement dated as of October
                        23, 1996, between Catalytica, Inc. and ChaseMellon
                        Shareholder Services, L.L.P., including the form of
                        Rights Certificate and the Certificate of Designation,
                        the Summary of Rights Attached thereto as Exhibits A, B
                        and C, respectively.
        4.3(B)+++       Amendment No. 1, dated as of June 28, 1997, to Preferred
                        Shares Rights Agreement between Catalytica, Inc. and
                        ChaseMellon Shareholder Services, L.L.C.
        4.4++++         Stock Purchase Warrant for 2,000,000 Shares of the
                        Company's Common Stock dated July 31, 1997.
        4.5             1992 Stock Option Plan, as amended.
        4.6             1992 Employee Stock Purchase Plan, as amended.
        5.1             Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to
                        legality of securities being registered.
       23.1             Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                        (contained in Exhibit 5.1).
       23.2             Consent of Ernst & Young LLP, Independent Auditors.
       24.1             Power of Attorney (see page II-4).
----------------
+ Incorporated by reference to the exhibits filed with the Company's Registration Statement on Form S-1 (Registration Statement No. 33-55696).

++ Incorporated by reference to the exhibits filed with the Company's Registration Statement on Form 8-A as filed with the Commission on November 29, 1996.

+++ Incorporated by reference to the exhibits filed with the Company's Registration Statement on Form 8-A/A as filed with the Commission on July 29, 1997.

++++ Incorporated by reference to the exhibits filed with the Company's Form 10-Q for the quarter ended June 30, 1997.

+++++ Incorporated by reference to the exhibits filed with the Company's Form 10-K for the year ended December 31, 1996.

Item 9.  Undertakings.
         ------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 26th day of June, 1998.

                                    CATALYTICA, INC.


                                    By:    /s/ LAWRENCE A. BRISCOE
                                         ---------------------------------
                                           Lawrence W. Briscoe
                                           Chief Financial Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Lawrence W. Briscoe and Ricardo B. Levy, and each of them acting individually, his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.

        Signature                          Title                              Date
        ---------                          -----                              ----
  /s/ RICARDO B. LEVY      President, Chief Executive Officer            June 26, 1998
-------------------------  (Principal Executive Officer), and Director
RICARDO B. LEVY


 /s/ JAMES A. CUSUMANO     Chairman of the Board and Chief               June 26, 1998
-------------------------  Technical Officer
JAMES A. CUSUMANO


/s/ LAWRENCE W. BRISCOE    Vice President, Finance and                   June 26, 1998
-------------------------  Administration, and Chief Financial
LAWRENCE W. BRISCOE        Officer (Principal Accounting and
                           Financial Officer)


 /s/ UTZ FELCHT            Director                                       June 26, 1998
-------------------------
UTZ FELCHT


/s/ RICHARD FLEMING        Director                                       June 26, 1998
-------------------------
RICHARD FLEMING


        Signature                          Title                              Date
        ---------                          -----                              ----
/s/ ALAN GOLDBERG           Director                                      June 26, 1998
-------------------------
ALAN GOLDBERG

/s/ HOWARD HOFFEN           Director                                      June 26, 1998
-------------------------
HOWARD HOFFEN

 /s/ ERNEST MARIO           Director                                      June 26, 1998
-------------------------
ERNEST MARIO

 /s/ JOHN A. URQUHART       Director                                      June 26, 1998
-------------------------
JOHN A. URQUHART

                               INDEX TO EXHIBITS

        Exhibit
        Number                          Description
        --------        --------------------------------------------------------
        4.1(A)+         Agreement of Shareholders Amending Registration Rights
                        and Right of First Refusal.
        4.1(B)+         Amended and Restated Registration Rights Agreement dated
                        September 27, 1988.
        4.1(C)+         Amendment No. 1 to Amended and Restated Registration
                        Rights Agreement.
        4.1(D)+         Form of Amended and Restated Rights Agreement.
        4.2+            Specimen of Common Stock Certificate.
        4.3++           Preferred Shares Rights Agreement dated as of October
                        23, 1996, between Catalytica, Inc. and ChaseMellon
                        Shareholder Services, L.L.P., including the form of
                        Rights Certificate and the Certificate of Designation,
                        the Summary of Rights Attached thereto as Exhibits A, B
                        and C, respectively.
        4.3(B)+++       Amendment No. 1, dated as of June 28, 1997, to Preferred
                        Shares Rights Agreement between Catalytica, Inc. and
                        ChaseMellon Shareholder Services, L.L.C.
        4.4++++         Stock Purchase Warrant for 2,000,000 Shares of the
                        Company's Common Stock dated July 31, 1997.
        4.5             1992 Stock Option Plan, as amended.
        4.6             1992 Employee Stock Purchase Plan, as amended.
        5.1             Opinion of Wilson Sonsini Goodrich & Rosati, P.C. as to
                        legality of securities being registered.
       23.1             Consent of Wilson Sonsini Goodrich & Rosati, P.C.
                        (contained in Exhibit 5.1).
       23.2             Consent of Ernst & Young LLP, Independent Auditors.
       24.1             Power of Attorney (see page II-4).
----------------
+ Incorporated by reference to the exhibits filed with the Company's Registration Statement on Form S-1 (Registration Statement No. 33-55696).

++ Incorporated by reference to the exhibits filed with the Company's Registration Statement on Form 8-A as filed with the Commission on November 29, 1996.

+++ Incorporated by reference to the exhibits filed with the Company's Registration Statement on Form 8-A/A as filed with the Commission on July 29, 1997.

++++ Incorporated by reference to the exhibits filed with the Company's Form 10-Q for the quarter ended June 30, 1997.

+++++ Incorporated by reference to the exhibits filed with the Company's Form 10-K for the year ended December 31, 1996.